Exhibit 99.1

ADVANTAGE SOLUTIONS AND CONYERS PARK II ACQUISITION CORP.

ANNOUNCE CLOSING OF BUSINESS COMBINATION

10.28.2020

NAPLES, Florida and IRVINE, California — Conyers Park II Acquisition Corp. (“Conyers Park”) (NASDAQ: CPAA), a publicly traded special purpose acquisition company founded by consumer goods and finance industry executives with a history of value creation, and Advantage Solutions Inc. (“Advantage” or the “Company”), a leading provider of sales and marketing services to consumer goods brands and retailers, today announced the completion of their previously announced business combination. Following this transaction, the combined company has been renamed “Advantage Solutions Inc.” and its Class A common stock and warrants are expected to trade on NASDAQ with the symbols “ADV” and “ADVWW,” respectively.

“We are excited to embark on this next chapter as a public company,” said Advantage Solutions CEO Tanya Domier. “This combination will allow Advantage to strengthen our leadership position by enabling us to further invest in our talent, capabilities and growth initiatives as we continue to anticipate and meet the ever-evolving needs of our clients, while also assuring our strong financial footing for decades to come. We believe that the addition of members of the highly experienced Conyers Park team to our board, with their deep knowledge and expertise in our industry, will further drive our success.”

“We are delighted to partner with Advantage Solutions,” said Jim Kilts, executive chairman of Conyers Park, who will remain the chair of the combined company. “Our strategy has been to seek out fundamentally sound companies that are leaders in their categories, with well-established management teams and the potential for revenue or market share improvements, and which offer compelling value. Advantage meets all of those criteria and we believe the company is well positioned for sustained growth.”

In connection with the completion of the business combination, Advantage also announced that it has completed its previously announced debt refinancing, in which the company replaced its existing credit facilities with a new $1.325 billion first lien term facility, $775.0 million senior secured notes and a $400.0 million revolving credit facility. As part of the transaction the company also increased its previously announced common stock private placement from $700 million to $855 million, which included $500 million from institutional investors that include both existing Conyers Park investors and new investors.

About Advantage Solutions

Advantage Solutions is a leading business solutions provider committed to driving growth for consumer goods manufacturers and retailers through winning insights and execution. Advantage’s data and technology-enabled omnichannel solutions — including sales, retail merchandising, business intelligence, digital commerce and a full suite of marketing services — help brands and retailers across a broad range of channels drive consumer demand, increase sales and achieve operating efficiencies. Headquartered in Irvine, California, Advantage has offices throughout North America and a presence in select markets throughout Africa, Asia, Australia and Europe through which it services the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

About Conyers Park II Acquisition Corp.

Conyers Park is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Its management team is led by James M. Kilts, its executive chairman, and David J. West, its chief executive officer. Mr. Kilts’ and Mr. West’s careers have centered on identifying and implementing value creation initiatives throughout the consumer industry. They have collectively created approximately $50 billion in shareholder value throughout their combined 75-plus year careers in the consumer industry by relying on what Conyers Park believes to be tried-and-true management strategies: cost management and productivity enhancement and reinvesting the savings behind product innovation, marketing and brand building.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to the Company’s future financial or operating performance, such as statements regarding the expected benefits of the business combination and the transactions related thereto (the “Transactions”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Conyers Park and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to meet stock exchange listing standards following the consummation of the Transactions; (2) the risk that the Transactions disrupt current plans and operations of the Company as a result of the announcement and consummation of the Transactions; (3) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) costs related to the Transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the Company’s estimates of expenses and profitability; and (8) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Conyers Park’s definitive proxy statement relating to the Transactions filed on October 9, 2020, and other filings with the Securities and Exchange Commission.

Contacts

Investors

Dave West

CEO

Conyers Park II

Dan Morrison

Senior Vice President, Finance & Operations

Advantage Solutions

Helen O’Donnell

Managing Director

Solebury Trout

investorrelations@advantagesolutions.net

Media

Will Minton

Vice President, Corporate Marketing

Advantage Solutions

press@advantagesolutions.net